CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 33-65073, 333-116195, 333-126541, 333-126543, and 333-177739 on Form S-8, of our reports dated February 21, 2014, relating to the consolidated financial statements and financial statement schedule of Curtiss-Wright Corporation and subsidiaries, and the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of Curtiss-Wright Corporation and subsidiaries for the year ended December 31, 2013.

/s/ Deloitte & Touche LLP
Parsippany, New Jersey
February 21, 2014